UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

 (Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

IAM Director

The International Association of Machinists and Aerospace Workers (the “IAM”), as the sole holder of record of one share of the Company’s Series B Special Preferred Stock, is entitled, under the Amended Bylaws of Hawaiian Holdings, Inc. (the “Company”), to nominate one director to the Company’s Board of Directors.  On May 25, 2010, the Board of Directors of the Company appointed Samson Poomaihealani to the Board of Directors as the designee of the IAM, following notification from the IAM of Mr. Poomaihealani’s nomination to serve as the successor to Mr. Sean Kim who had previously been serving as the representative of the IAM on the Company’s Board of Directors.

There are no transactions in which Mr. Poomaihealani has an interest requiring disclosure under Item 404(a) of Regulation S-K.  In connection with his appointment to the Board of Directors, on May 25, 2010, Mr. Poomaihealani was granted options to purchase 5,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on the NASDAQ Global Market on such date.  The options have a ten-year term and vest in three equal annual installments beginning on the first anniversary of the date of grant.

CEO Employment Agreement

Effective as of May 25, 2010, the Company and Hawaiian Airlines, Inc. (“Hawaiian”), a wholly-owned subsidiary of the Company, entered into a forty month employment agreement with the Company and Hawaiian’s chief executive officer, Mark B. Dunkerley (the “Employment Agreement”).  The Employment Agreement supersedes in its entirety the existing employment agreement between and among the same parties (the “Prior Agreement”), except that outstanding equity awards granted to Mr. Dunkerley prior to the effective date of the new Employment Agreement remain governed by the terms of the Prior Agreement.

Under the Employment Agreement, Mr. Dunkerley is entitled to an annual base salary of $600,000, and is eligible to receive an annual bonus with a target of 125% and a maximum payout of 200% of his annual base salary, subject to achieving performance milestones established by the Compensation Committee of the Board of Directors (the “Committee”).

In connection with the Employment Agreement, the Committee granted Mr. Dunkerley two restricted stock awards.  The first restricted stock award covers 477,802 shares of restricted Company common stock (the “Type A Restricted Stock Award”). None of the Type A Restricted Stock Award shall vest unless the Company achieves pre-tax net profits, determined in accordance with U.S. generally accepted accounting principles, of at least $1,000,000 over any two consecutive Company fiscal quarters (the “Type A Performance Metric”).  If the Type A Performance Metric is achieved, the Type A Restricted Stock will vest as to 12/41 of the covered shares on each of the first three anniversaries of the grant date and as to the final 5/41 of the covered shares on November 7, 2013, subject to Mr. Dunkerley’s continued employment.  In the event that the Type A Performance Metric has not been achieved as of any vesting date, that tranche of Type A Restricted Stock shall still be eligible to vest and shall vest on the date, if any, upon which the Type A Performance Metric has been fully achieved, so long as such date is not after November 7, 2013, and subject to Mr. Dunkerley’s continued employment.

In the event of certain changes in control of the Company, the unvested Type A Restricted Stock Award shares shall be assumed or substituted by the acquirer.  In such event, the Type A Performance Metric shall be deemed satisfied and the Type A Restricted Stock shall remain subject to the remaining service-based vesting provisions.  If any unvested shares under the Type A Restricted Stock Award are not assumed or substituted by the acquirer, then such Type A Restricted Stock shall become 100% vested upon the change in control.

The second restricted stock award covers 238,901 shares of restricted Company common stock (the “Type B Restricted Stock Award”). The Type B Restricted Stock Award shall vest, if at all, on each of the following dates: (i) with respect to 12/41 of the Type B Restricted Stock (the “First Tranche”), on May 25, 2011, but only if the volume weighted average closing price of the Company’s common stock equals or exceeds $7.70 per share over any 20 trading day period, (ii) with respect to an additional 12/41 of the Type B Restricted Stock (the “Second Tranche”), on May 25, 2012, but only if the volume weighted average closing price of the Company’s common stock equals or exceeds $8.40 per share over any 20 trading day period commencing on May 25, 2011 and ending on May 25, 2012, (iii) with respect to an additional 12/41 of the Type B Restricted Stock (the “Third Tranche”) on May 25, 2013, but only if the volume weighted average closing price of the Company’s common stock equals or exceeds $9.10 per share over any 20 trading day period commencing on May 25, 2012 and ending on May 25, 2013, and (iv) with respect to the final 5/41 of the Type B Restricted Stock on November 7, 2013 but only if the volume weighted average closing price of the Company’s common stock equals or exceeds $9.10 per share over any 20 trading day period commencing on May 25, 2012 and ending on November 7, 2013.  In the event that the target price for the First, Second or Third Tranches is not achieved during the first, second or third years, respectively, following May 25, 2010, but is subsequently achieved for a twenty trading day period ending after the first, second or third anniversaries, respectively, of May 25, 2010 and prior to November 7, 2013, then such tranche shall vest on such date, subject to Mr. Dunkerley’s continued employment.

In the event of certain changes in control of the Company in which the Company’s stockholders receive per share consideration for Company common stock (the “Per Share Stockholder Consideration”) that equals or exceeds the per share price target of any tranche of Type B Restricted Stock, then all tranches of the Type B Restricted Stock with per share price targets equal to or less than the Per Share Stockholder Consideration shall have their share price target performance condition deemed satisfied, and the per share price target applicable to the tranche that was most recently eligible to vest shall be deemed to be the per share price target for all tranches.  In such event, any unvested Type B Restricted Stock that has satisfied its performance condition or is so deemed to have its performance condition satisfied shall be assumed or substituted by the acquirer.  All Type B Restricted Stock with per share price targets which have not been satisfied or are not deemed to have been satisfied shall be forfeited.  If any unvested shares under the Type B Restricted Stock Award are not assumed or substituted by the acquirer, then such Type B Restricted Stock shall become 100% vested upon the change in control.

If Mr. Dunkerley’s employment is terminated without cause or by Mr. Dunkerley for good reason (both as defined in the Employment Agreement), then subject to Mr. Dunkerley entering into a release of claims in favor of the Company and Hawaiian, Mr. Dunkerley shall receive a lump-sum cash payment equal to three times his base salary plus his average annual bonus received in the prior 36 months, up to a maximum payment of $3,000,000.  In such event, Mr. Dunkerley shall also receive (i) a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with a specified target rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m), (ii) continued medical, life insurance and disability benefits until November 7, 2013, (iii) continued travel benefits (as described below) on Hawaiian’s commercial aircraft, limited to $25,000 per year, and (iv) 100% vesting acceleration of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied or deemed satisfied.  If Mr. Dunkerley violates certain non-competition, non-disparagement or non-solicitation provisions of the Employment Agreement, severance benefits shall cease being paid, and in some situations the Company may seek repayment of severance benefits already paid.

In the event any payment or distribution to Mr. Dunkerley on account of a change in control (as defined in the Employment Agreement) occurring prior to May 25, 2011 results in any excise tax, or any interest or penalties with respect to such excise tax, under Internal Revenue Code Sections 280G or 4999, Mr. Dunkerley is entitled to a gross-up payment to fully offset such taxes and related taxes on the gross-up payment.

This excise tax gross-up provision expires on May 25, 2011.  For changes of control on or after May 25, 2011, Mr. Dunkerley receives a “best results” excise tax treatment, whereby Mr. Dunkerley either pays the excise taxes under Internal Revenue Code Sections 280G or 4999 or has his payments and benefits reduced to a level whereby the excise taxes are not triggered, whichever is economically superior for Mr. Dunkerley.

If Mr. Dunkerley remains employed through November 7, 2013, or if Mr. Dunkerley’s employment is terminated without cause or by Mr. Dunkerley for good reason (both as defined in the Employment Agreement), then subject to Mr. Dunkerley entering into a release of claims in favor of the Company and Hawaiian, Mr. Dunkerley shall be eligible to receive reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii.

Pursuant to the Employment Agreement, Mr. Dunkerley, his spouse or domestic partner and his dependents remain eligible to receive certain travel benefits, including travel benefits on other airlines at the sole discretion of other airlines. If Mr. Dunkerley remains employed through November 7, 2013, or if Mr. Dunkerley’s employment is terminated without cause or by Mr. Dunkerley for good reason (both as defined in the Employment Agreement), then subject to Mr. Dunkerley entering into a release of claims in favor of the Company and Hawaiian, Mr. Dunkerley, his spouse or domestic partner and his dependents shall be eligible to receive such Hawaiian travel benefits (but not travel benefits on other airlines) for the remainder of Mr. Dunkerley’s life, up to an annual maximum of $25,000 of imputed taxable income per calendar year.

The foregoing description is qualified in its entirety by reference to the Employment Agreement and the Type A and B Restricted Stock Award agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Executive Salary Increases

On May 25, 2010 the Committee approved the following increases to the annual base salaries of (i) Peter R. Ingram, the Company’s and Hawaiian’s Executive Vice President, Chief Financial Officer and Treasurer, from $330,000 to $370,000, (ii) David J. Osborne, Hawaiian’s Executive Vice President and Chief Information Officer, from $300,000 to $335,000, and (iii) Glenn G. Taniguchi, Hawaiian’s Senior Vice President—Marketing and Sales, from $250,000 to $280,000 (collectively, the “Executive Salary Increases”).  The Executive Salary Increases are effective June 1, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., local time, at the Hawaii Prince Hotel Waikiki, 100 Holomoana Street, Honolulu, HI 96815, for the following purposes:

Proposal No. 1                  To elect eight directors from among the nominees described in the Company’s 2010 proxy statement filed with the Securities and Exchange Commission on March 26, 2010.

Proposal No. 2                  To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Proposal No. 3                  To approve (i) the addition of 7,300,000 shares of common stock to the Company’s 2005 Stock Incentive Plan, (ii) the addition of a “fungible share” provision whereby each full-value award issued under the 2005 Stock Incentive Plan results in a debit of 1.37 shares from the approved share pool, (iii) the extension of the 2005 Stock Incentive Plan term from April 27, 2015 to February 11, 2020, and (iv) the material terms of the 2005 Stock Incentive Plan for purposes of complying with Internal Revenue Code Section 162(m).

Only stockholders of record at the close of business on April 7, 2010, the record date, were entitled to vote at the Annual Meeting.  At the record date, 51,763,700 shares of Common Stock and 3 shares Special Preferred Stock were issued and outstanding.  Each share of Common Stock and Special Preferred Stock was entitled to one vote.  The Company had no other class of voting securities outstanding and entitled to vote at the meeting.  A total of 47,556,931 shares or 91.87% of total shares outstanding were voted representing a quorum of stockholders entitled to vote at the meeting for the transaction of business.

RESULTS OF THE STOCKHOLDER VOTE:

Proposal No. 1 Election of Directors

Proposal	Votes For	Votes Withheld	Broker Non- Votes	Outcome

Election of Gregory S. Anderson	43,337,495	502,947	3,716,489	Elected

Election of L. Todd Budge	40,016,242	3,824,200	3,716,489	Elected

Election of Donald J. Carty	37,564,649	6,275,793	3,716,489	Elected

Election of Mark B. Dunkerley	43,306,148	534,294	3,716,489	Elected

Election of Lawrence S. Hershfield	41,810,198	2,030,244	3,716,489	Elected

Election of Randall L. Jenson	41,916,213	1,924,229	3,716,489	Elected

Election of Bert T. Kobayashi, Jr.	38,326,121	5,514,321	3,716,489	Elected

Election of Crystal K. Rose	40,031,221	3,809,221	3,716,489	Elected

Proposal No. 2 Ratification of Ernst & Young LLP

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes	Outcome

47,299,264	121,088	136,579	0	Approved

Proposal No. 3 Approval of Certain Amendments to and Material Terms of 2005 Stock Incentive Plan

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes	Outcome

33,169,922	10,521,379	149,141	3,716,489	Approved

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of May 25, 2010, by and between Mark B. Dunkerley and each of Hawaiian Holdings, Inc. and its wholly-owned subsidiary Hawaiian Airlines, Inc.
10.2	Type A Restricted Stock Award Agreement, dated as of May 25, 2010, by and between Mark B. Dunkerley and Hawaiian Holdings, Inc.
10.3	Type B Restricted Stock Award Agreement, dated as of May 25, 2010, by and between Mark B. Dunkerley and Hawaiian Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: June 1, 2010	By:	/s/ Peter R. Ingram
Peter R. Ingram Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Employment Agreement, dated as of May 25, 2010, by and between Mark B. Dunkerley and each of Hawaiian Holdings, Inc. and its wholly-owned subsidiary Hawaiian Airlines, Inc.
10.2	Type A Restricted Stock Award Agreement, dated as of May 25, 2010, by and between Mark B. Dunkerley and Hawaiian Holdings, Inc.
10.3	Type B Restricted Stock Award Agreement, dated as of May 25, 2010, by and between Mark B. Dunkerley and Hawaiian Holdings, Inc.